Issuer Free Writing Prospectus Filed by Mitsubishi UFJ Financial Group, Inc.
Pursuant to Rule 433 Reg-Statement No. 333-229697 July 11, 2019

3-Year Fixed Rate Notes Due 2022

5-Year Fixed Rate Notes Due 2024

10-Year Fixed Rate Notes Due 2029

20-Year Fixed Rate Notes Due 2039

3-Year Fixed Rate Notes Due 2022

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 2,250,000,000

Issuer Ratings (Moody’s / S&P / Fitch)*:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch)*:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	2.623% per annum

Trade Date:	July 11, 2019

Settlement Date:	July 18, 2019

Maturity:	July 18, 2022

Interest Payment Dates:	Semi-annually in arrears on January 18 and July 18 of each year

First Interest Payment Date:	January 18, 2020

Pricing Benchmark:	1.750% due 6/2022

Benchmark Spot (Price/Yield):	99-23+ / 1.843%

Spread to Benchmark:	78 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 18, 2019

Yield to Maturity:	2.623%

Underwriting Discount:	0.25%

Net Proceeds before Expenses:	U.S.$ 2,244,375,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$200,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. J.P. Morgan Securities LLC

Senior Co-Managers:	Barclays Capital Inc. BofA Securities, Inc. Wells Fargo Securities, LLC

Co-Managers:	Bank of China Limited Crédit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. Société Générale

Security Codes:	CUSIP: 606822 BL7 ISIN: US606822BL79 Common Code: 202797369

5-Year Fixed Rate Notes Due 2024

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 1,000,000,000

Issuer Ratings (Moody’s / S&P / Fitch)*:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch)*:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	2.801% per annum

Trade Date:	July 11, 2019

Settlement Date:	July 18, 2019

Maturity:	July 18, 2024

Interest Payment Dates:	Semi-annually in arrears on January 18 and July 18 of each year

First Interest Payment Date:	January 18, 2020

Pricing Benchmark:	1.750% due 6/2024

Benchmark Spot (Price/Yield):	99-091⁄4 / 1.901%

Spread to Benchmark:	90 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 18, 2019

Yield to Maturity:	2.801%

Underwriting Discount:	0.35%

Net Proceeds before Expenses:	U.S.$ 996,500,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$200,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. J.P. Morgan Securities LLC

Senior Co-Managers:	Barclays Capital Inc. BofA Securities, Inc. Wells Fargo Securities, LLC

Co-Managers:	Bank of China Limited Crédit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. Société Générale

Security Codes:	CUSIP: 606822 BJ2 ISIN: US606822BJ24 Common Code: 202810012

10-Year Fixed Rate Notes Due 2029

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 1,750,000,000

Issuer Ratings (Moody’s / S&P / Fitch)*:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch)*:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.195% per annum

Trade Date:	July 11, 2019

Settlement Date:	July 18, 2019

Maturity:	July 18, 2029

Interest Payment Dates:	Semi-annually in arrears on January 18 and July 18 of each year

First Interest Payment Date:	January 18, 2020

Pricing Benchmark:	2.375% due 5/2029

Benchmark Spot (Price/Yield):	102-01 / 2.145%

Spread to Benchmark:	105 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 18, 2019

Yield to Maturity:	3.195%

Underwriting Discount:	0.45%

Net Proceeds before Expenses:	U.S.$ 1,742,125,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$200,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Barclays Capital Inc.

Senior Co-Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Co-Managers:	Bank of China Limited Crédit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. Société Générale

Security Codes:	CUSIP: 606822 BM5 ISIN: US606822BM52 Common Code: 202797504

20-Year Fixed Rate Notes Due 2039

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 1,500,000,000

Issuer Ratings (Moody’s / S&P / Fitch)*:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch)*:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.751% per annum

Trade Date:	July 11, 2019

Settlement Date:	July 18, 2019

Maturity:	July 18, 2039

Interest Payment Dates:	Semi-annually in arrears on January 18 and July 18 of each year

First Interest Payment Date:	January 18, 2020

Pricing Benchmark:	3.000% due 2/2049

Benchmark Spot (Price/Yield):	106-22+ / 2.671%

Spread to Benchmark:	108 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from July 18, 2019

Yield to Maturity:	3.751%

Underwriting Discount:	0.875%

Net Proceeds before Expenses:	U.S.$ 1,486,875,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$200,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Barclays Capital Inc.

Senior Co-Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Co-Managers:	Bank of China Limited Crédit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Nomura Securities International, Inc. Société Générale

Security Codes:	CUSIP: 606822 BK9 ISIN: US606822BK96 Common Code: 202810047

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus dated February 15, 2019 (the “Base Prospectus”)) and a preliminary prospectus supplement dated July 11, 2019 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Preliminary Prospectus for this offering, and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, the Issuer, any underwriter or any dealer participating in the transaction will arrange to send you the Preliminary Prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or MUFG Securities Americas Inc. toll-free at 1-877-649-6848.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore), the Issuer has determined, and hereby notifies all relevant persons (as defined in Regulation 3(b) of the Securities and Futures (Capital Markets Products) Regulations 2018 (the “SF (CMP) Regulations”) that the Notes are “prescribed capital markets products” (as defined in the SF (CMP) Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.